UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2005 (January 19 , 2005)

TODCO

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31983 (Commission File Number)	76-0544217 (IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas (Address of principal executive offices)	77042-3615 (Zip Code)

Registrant’s telephone number, including area code(713) 278-6000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 5.02(b) Departure of Director

On January 19, 2005, Mr. Gregory L. Cauthen resigned as a Director of TODCO (the “Company”). Mr. Cauthen, an officer and employee of Transocean Inc. (“Transocean”) resigned as a Director following the reduction of Transocean’s holdings of TODCO Common Stock resulting from the recently completed secondary public offering of TODCO Common stock held by Transocean.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President & General Counsel

     Dated: January 21, 2005